As filed with the Securities and Exchange Commission on October 22, 2015 Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RF INDUSTRIES, LTD.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	88-0168936 (I.R.S. Employer Identification No.)

7610 Miramar Road

San Diego, CA 92126

(858) 549-6340

(Address of principal executive offices)

2010 Stock Incentive Plan

(Full title of the plan)

Johnny Walker, Chief Executive Officer

RF INDUSTRIES, LTD.

7610 Miramar Road

San Diego, CA 92126

(Name and address of agent for service)
(858) 549-6340
(Telephone number, including area code, of agent for service)

Copy to: Istvan Benko TroyGould PC 1801 Century Park East, Suite 1600 Los Angeles, California 90067 (310) 789-1226

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☐ Large accelerated filer	☐ Accelerated filer	☐ Non-accelerated filer	☒ Smaller reporting company
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee (3)
Common Stock, $0.01 par value per share	500,000 shares	(2)	$4.53	(2)	$2,265,000	(2)	$228.09
TOTAL	500,000 shares		--		$2,265,000		$228.09

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, this registration statement covers, in addition to the shares of common stock specified above, an indeterminate number of additional shares of common stock that may become issuable under the 2010 Stock Incentive Plan as a result of the anti-dilution adjustment provisions contained therein.

(2)	Represents shares reserved for issuance pursuant to future awards under the 2010 Stock Incentive Plan. The proposed maximum offering price per share and maximum aggregate offering price for these shares were estimated pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933 on the basis of the $4.53 average of the high and low trading prices of the registrant’s common stock, as reported on the Nasdaq Global Market on October 21, 2015.

(3)	Amount of registration fee was calculated pursuant to Section 6(b) of the Securities Act of 1933, which provides that the fee shall be $100.70 per $1,000,000 of the proposed maximum aggregate offering price of the securities proposed to be offered.

EXPLANATORY NOTE UNDER GENERAL INSTRUCTION E

REGISTRATION OF ADDITIONAL SECURITIES AND INCORPORATION BY REFERENCE

A Registration Statement on Form S-8, File No. 333-169490 was filed on September 20, 2010 to register 1,000,000 shares (as adjusted for a 2-for-1 stock split) of common stock of RF Industries, Ltd. (the “Registrant”), that were issuable under the 2010 Stock Incentive Plan (the “Plan”). A second Registration Statement on Form S-8, File No. 333-205748 was filed on July 20, 2015 to register an additional 500,000 shares under the Plan, thereby increasing the number of shares covered by Registration Statements to 1,500,000 shares.

At its annual meeting of stockholders held on September 4, 2015, the Registrant further amended the Plan to increase the number of shares issuable upon the exercise of options and other awards granted thereunder by another 500,000 shares. Accordingly, this registration statement registers those additional 500,000 shares of common stock issuable under the Plan.

INCORPORATION BY REFERENCE OF PRIOR REGISTRATION STATEMENT

The contents of the Registration Statements of RF Industries, Ltd., File No. 333-169490, filed on September 20, 2010, and File No. 333-205748, filed on July 20, 2015, as those statements may be amended, are incorporated into this Registration Statement by this reference, pursuant to General Instruction E to Form S-8, except that the provisions contained in Part II of such earlier registration statement are modified as set forth in this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents previously filed by RF Industries, Ltd. (“we,” “us,” “our,” or the “Company”) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934 are incorporated by reference in this registration statement:

•	Our Annual Report on Form 10-K for the fiscal year ended October 31, 2014, filed with the SEC on January 29, 2015;

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended (i) January 31, 2015, filed with the SEC on March 17, 2015, (ii) April 30, 2015, filed with the SEC on June 15, 2015, and (iii) July 31, 2015, filed with the SEC on September 11, 2015;

•	Our Current Reports on Form 8-K filed with the SEC on April 10, 2015, June 1, 2015, June 5, 2015, and September 8, 2015; and

•	The description of our common stock contained in the Company’s Registration Statement on Form 8-A, including any amendment or report filed for the purpose of updating any such description.

In addition, each document that the Company files with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all shares of common stock registered hereunder have been sold or that deregisters all such shares of common stock then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be part thereof from the date of the filing of such document.

Item 8. Exhibits

The following exhibits are filed with this registration statement or are incorporated by reference as a part of this Registration Statement:

Exhibit No.	Exhibit Description

4.1	2010 Stock Incentive Plan (filed as Exhibit 4.1 to the Registrant’s Form S-8, File No. 333-169490, filed on September 20, 2010 and incorporated herein by reference).

4.2	Amendment to 2010 Stock Incentive Plan (included with this registration statement)

5.1	Opinion of TroyGould PC (included with this registration statement).

23.1	Consent of CohnReznick LLP (included with this registration statement).

23.2	Consent of TroyGould PC (included in the opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on October 22, 2015.

RF INDUSTRIES, LTD.

By:	/s/ JOHNNY WALKER
Johnny Walker
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Johnny Walker and Mark Turfler as his true and lawful attorney-in-fact and agent, with full power of substitution, for him in any and all capacities, to sign this registration statement on Form S-8 and any amendments hereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as he might do or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may do or cause to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 22nd day of October, 2015.

Signature	Title

/s/ JOHNNY WALKER	President and Chief Executive Officer
Johnny Walker	(principal executive officer)

/s/ MARK TURFLER	Chief Financial Officer (principal financial and
Mark Turfler	accounting officer)

/s/ WILLIAM L. REYNOLDS	Director
William L. Reynolds

/s/ HOWARD F. HILL	Director
Howard F. Hill

/s/ JOSEPH BENOIT	Director
Joseph Benoit

/s/ DARREN CLARK	Director
Darren Clark

/s/ MARVIN FINK	Director
Marvin Fink

EXHIBIT INDEX

The following exhibits are filed with this registration statement or are incorporated by reference as a part of this Registration Statement:

Exhibit No.	Exhibit Description

4.1	2010 Stock Incentive Plan (previously filed as Exhibit 4.1 to the Registrant’s Form S-8, File No. 333-169490, filed on September 20, 2010 and incorporated herein by reference).

4.2	Amendment to 2010 Stock Incentive Plan (included with this registration statement)

5.1	Opinion of TroyGould PC (included with this registration statement).

23.1	Consent of CohnReznick LLP (included with this registration statement).

23.2	Consent of TroyGould PC (included in the opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

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